UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2026

CLEANCORE SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-42033	88-4042082
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5718 Westheimer Road, Suite 1000, Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

(877) 860-3030

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ZONE	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 11, 2026, CleanCore Solutions, Inc., a Nevada corporation (the “Company”), priced a best efforts public offering of 275,829,576 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), pre-funded warrants to purchase up to 124,170,424 shares of Common Stock (the “Pre-Funded Warrants”) and accompanying warrants to purchase up to 400,000,000 shares of Common Stock (the “Investor Warrants” and, together with the Shares and the Pre-Funded Warrants, the “Securities”) at a combined public offering price of $0.25 per share of Common Stock and accompanying Investor Warrant (or $0.2499 per Pre-Funded Warrant and accompanying Investor Warrant), for aggregate gross proceeds to the Company of approximately $100,000,000, before deducting placement agent fees and estimated offering expenses payable by the Company (the “Offering”).

In connection with the Offering, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors named on the signature pages thereto (the “Purchasers”), while other investors purchased Securities directly pursuant to the prospectus supplement relating to the Offering.

Certain investors elected to purchase Pre-Funded Warrants in lieu of Shares, including to avoid exceeding applicable beneficial ownership limitations. The Pre-Funded Warrants are immediately exercisable at a nominal exercise price of $0.0001 per share and will not expire until exercised in full. The Investor Warrants have an exercise price of $0.25 per share, are exercisable immediately upon issuance and expire on the fifth anniversary of the initial exercise date.

The Purchase Agreement contains customary representations, warranties and agreements of the Company and the Purchasers and customary indemnification rights and obligations of the parties. Pursuant to the Purchase Agreement, the Company agreed for a period of 90 days following the closing of the Offering not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of shares of Common Stock or any Common Stock Equivalents (as defined in the Purchase Agreement), subject to certain exceptions described in the Purchase Agreement. The Company has also agreed for a period of 180 days following the date of the Purchase Agreement not to enter into a Variable Rate Transaction (as defined in the Purchase Agreement), subject to certain exceptions described in the Purchase Agreement. Additionally, certain of the Company’s directors and executive officers agreed to be subject to a lock-up period of 90 days following the closing of the Offering pursuant to Lock-Up Agreements entered into with the Placement Agent (as defined below).

Pursuant to a placement agency agreement dated as of August 11, 2026 (the “Placement Agency Agreement”), the Company engaged Curvature Securities, LLC (“Curvature” or the “Placement Agent”) to act as sole placement agent in connection with the Offering on a “reasonable best efforts” basis. The Company has agreed to pay an aggregate cash fee equal to 8.0% of the aggregate gross proceeds of the Offering, of which 5.0% will be paid to the capital markets advisor.

The foregoing descriptions of the Purchase Agreement, the Placement Agency Agreement, the Pre-Funded Warrants, the Investor Warrants and the Lock-Up Agreements are qualified in their entirety by reference to the full text of the forms thereof, which are attached as Exhibits 10.1, 10.2, 4.1, 4.2 and 10.3, respectively, hereto and incorporated by reference herein. A copy of the opinion of Lucosky Brookman LLP relating to the validity of the Shares and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants and Investor Warrants is filed herewith as Exhibit 5.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Pre-Funded Common Stock Purchase Warrant
4.2	Form of Common Stock Purchase Warrant
5.1	Opinion of Lucosky Brookman LLP
10.1	Form of Securities Purchase Agreement, dated as of August 11, 2026
10.2	Placement Agency Agreement, dated August 11, 2026, by and between CleanCore Solutions, Inc. and Curvature Securities, LLC
10.3	Form of Lock-Up Agreement
99.1	Launch Press Release, dated August 10, 2026
99.2	Pricing Press Release, dated August 11, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 2026	CLEANCORE SOLUTIONS, INC.

/s/ Tyler Hassen
	Name:	Tyler Hassen
	Title:	Chief Executive Officer

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